EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement"), made and entered into as of June 1, 1998, by and between Intercell Corporation (the "Corporation"), a Colorado corporation, and Paul H. Metzinger, an individual with his principal business address at 370 Seventeenth Street, Suite 3290, Denver, Colorado 80202 (the "Executive");

     1.     EMPLOYMENT AND TERM.

                 (a) Employment. The Company hereby employs Executive and Executive hereby accepts such employment, in the capacity of President and Chief Executive Officer of the Corporation to act in accordance with the terms and conditions hereinafter set forth.

                 (b) Term. Executive's employment hereunder shall be for an initial term of four years (the "Initial Term") commencing on June 1, 1998 (the "Effective Date") and terminating on May 31, 2002, subject to the extension or earlier expiration of the Initial Term as provided in this Agreement. Within forty-five (45) days of May 31, 2002 the Corporation's Board of Directors (the "Board") shall review Executive's performance under this Agreement and, in its sole discretion, renew the Agreement for a term of one year (a "Renewal Term") commencing on the first day immediately following the Expiration Date (as defined below). The board shall provide Executive written notice of its decision to renew or not renew this Agreement at least 30 days prior to the date of this Agreement expires under the Initial Term of any Renewal Term (the "Expiration Date"). If the Board fails to provide Executive with such written notice, within the time period set forth above, the Agreement shall terminate on the Expiration Date of the Initial Term or Renewal Term, as the case may be. Whenever the word "Term" is used in this Agreement is shall refer to either the Initial Term or the Renewal Term, as the case may be.

                 (c) Location of Employment. Effective upon the date of this Agreement, and through the Initial Term the Corporation shall maintain an office for Executive at 370 Seventeenth Street, Suite 3290, Denver, Colorado 80202, or such other location upon which the Corporation and Executive shall mutually agree at which location Executive shall carry out his duties.

     2.     DUTIES.

                 (a) During the period of employment as provided in Paragraph 1(b) hereof, Executive shall serve as President and Chief Executive Officer of the Corporation, and shall have all powers and duties consistent with such position subject to the direction of the Board. Such duties shall include, without limitation, the following:

                 (i) Chief Executive Officer and president. The Chief Executive Officer and President's primary duties and responsibilities consist of the following: establishing, with the primary advice of the Chief Financial Officer and Chief Operations Officer the Corporation's business plan and strategy. This Officer will primarily be responsible for dealing with the Corporation's securities, intellectual property and other counsel, Corporation's auditors, transfer agencies, investment banking firms, banks, financial institutions, the Securities and Exchange Commission, the National Association of Securities Dealers and other

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                 regulatory authorities.  In addition, the Chief Executive
                 Officer and President will be responsible for dealing with persons of similar position on major corporate transactions, acquisitions, reorganizations and similar types of activities.

                 (b) Executive shall devote substantially his entire professional time, attention and energy exclusively to the business and affairs of the Corporation and its subsidiaries, as its business and affairs now exist and as they hereafter may be changed, and shall not during the term of his employment hereunder be engaged in any other business activity whether or not such business activity is pursued for gain or profit. The foregoing shall not be construed as preventing Executive from (a) managing his personal investments or investing his assets in such form or manner as will not require any significant services on his part in the operation of the affairs of the businesses or entities in which such investments are made, provided Executive shall not invest in any business competitive with the Corporation and its affiliates, except those companies whose securities are listed on a national securities exchange or quoted daily in the Over-the-Counter Market listing of the The Wall Street Journal; or (B) preclude Executive from continuing to serve on the board of directors of any business corporation or any charitable organization on which he now serves and which has been disclosed to the Corporation in writing or, subject to the prior approval of the Board, from accepting employment to additional board of directors, provided that such activities do not materially interfere with the performance of Executive's duties hereunder.

                 (c) Executive further agrees that during the term of his employment under this Agreement he will engage in no business or other activities, directly or indirectly, which are or may be competitive with or which might place him in a competing position to that of the Corporation and its affiliates without obtaining the prior written consent of the Board, including, without limitation, the solicitation or acceptance of consulting work from clients of the Corporation and its affiliates for whom he has performed services by virtue of this Agreement or who he has met in connection with his employment under this Agreement.

     3.     COMPENSATION.

                 (a) Base Salary. For services performed by Executive for the Corporation pursuant to this Agreement during the Term, the Corporation shall pay Executive a base salary at the rate of $210,000.00 per year (the "Base Salary"), payable in accordance with the Corporation's normal payroll practices but in no event less than once a month. Any compensation paid to Executive under any additional compensation or incentive plan of the Corporation, or that may be otherwise authorized from time to time by the Board, shall be in addition to the base salary to which Executive shall be entitled under this Agreement.

                 (b) Salary Adjustments. On each anniversary of the Effective Date during the Initial Term and on each anniversary of the Expiration Date thereafter, if the Board, in its sole discretion, determines to renew the Agreement for an additional Term, the Base
     Salary shall be increased (but not decreased) by an amount equal to the Base Salary for the previous year multiplied by one (1) plus the percentage change in the Consumer Price Index during the previous Term, unless otherwise specified by the Board. The Base Salary as so increased shall constitute the Base Salary of Executive for purposed of Paragraph 3(a) hereof.






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                 (c)     Tax Withholding.  The Corporation shall provide for
     the withholding of any taxes required to be withheld by federal, state and local law with respect to any payment in cash, shares of capital stock or other property made by or on behalf of the corporation to or for the benefit of Executive under this Agreement or otherwise. The Corporation may, at its option: (I) withhold such taxes from any cash payments owing to the Corporation to Executive, including any payments owing under any other provision of this Agreement, (ii) require Executive to pay to the Corporation in cash such amount as may be required to satisfy such withholding obligations or (iii) make other satisfactory arrangements with Executive to satisfy such withholding obligations.

     4. BENEFITS. In addition to the base Salary, Executive shall also be entitled to the following:

                 (a) Participation in Benefit Plans. Executive shall be entitled to participate in the various retirement, welfare, fringe benefit, group long-term disability plans and other executive perquisite plans, programs and arrangements of the Corporation available for senior executive level officers of the Corporation. Executive and his dependents, at Executive's request shall be enrolled in the Corporation's health, life, disability and other insurance plans and programs immediately upon his commencement of employment hereunder.

                 (b) Vacation and Sick Leave. Executive shall be entitled to two weeks of vacation during each calendar year during which this Agreement is in effect, or such greater period as the Board may approve, and to paid holidays given by the Corporation to its domestic employees generally, without reduction in salary or other benefits. Executive shall also be entitled to sick leave according to the sick leave policy, which the Corporation may adopt from time to time.

                 (c) Basic Stock Option. Executive shall be eligible for grants of stock options in accordance with the Corporation's 1998 Stock Option Plan or such other stock option plan developed by the Board.

                 (d) Expenses. The Corporation shall reimburse Executive, upon proper accounting, for reasonable business expenses and disbursements incurred by him in the course of the performance of his duties under this Agreement and in accordance with the Corporation's policies as in effect from time to time.

                 (e) Proration of Benefits. Any payments or benefits hereunder, in any year during which Executive is employed by the Corporation for less than the entire year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such year during which Executive is employed by the Corporation.

     5. INDEMNIFICATION AND INSURANCE. Executive shall be entitled to the maximum indemnification provided by the Bylaws and the Articles of Incorporation of the Corporation for officers and employees of the Corporation. Executive's rights under this Paragraph shall continue without time limit so long as he may be subject to any such liability, whether or not the Term of employment has ended. The Corporation shall obtain and maintain, in effect, officers and directors liability insurance in an amount not less than $1,000,000 without time limit so long as Executive may be subject to any such liability, whether or not the Term of employment has ended.

     6. REPRESENTATIONS AND WARRANTIES OF EXECUTIVE. Executive hereby represents and warrants to the Corporation that (a) Executive's execution and delivery of this Agreement and his performance of his duties and obligations hereunder will not conflict with, or cause a default under, or give any party a right to damages under, or to terminate, any other agreement to which Executive is a party or by which he is bound, and (b) there are no agreements or understandings that would make unlawful Executive's execution or delivery of this Agreement or his employment hereunder.

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     7.     REPRESENTATIONS AND WARRANTIES OF THE CORPORATION.  The Corporation
     hereby represents and warrants to Executive as follows:

                 (a) The Corporation is duly organized and established as a corporation under the laws of the State of Nevada and has all requisite power and authority to enter into this agreement and to perform its obligations hereunder. The consummation of the transactions contemplated by this Agreement will neither violate nor be in conflict with any agreement or instrument to which the Corporation is a party or by which it is bound.

                 (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of the Corporation and are valid, legal and binding obligations of the Corporation, enforceable in accordance with their terms except as may be limited by the laws of general application relating to bankruptcy, insolvency, moratorium or other similar laws relating to or affecting the enforcement or creditors' rights, and rules of law governing specific performance, injunctive relief or other equitable remedies.

     8.     TERMINATION.

              (a) Cause. The Corporation may terminate Executive's employment at any time for Cause (as defined herein), by reason of Disability (as defined herein), or without Cause; provided, however, that for any reason constituting Cause, Executive is given (x) reasonable notice ("Notice of Termination for Cause") setting forth the reasons for the Corporation's intention to terminate for Cause and the effective date of such termination (which effective date may be the date of such notice),
     (y) an opportunity for Executive, together with his counsel, to be heard before the Board within two weeks of such notice and (z) within five (5) business days after Executive's hearing before the Board, written notice to Executive from the Board of its good faith determination that the reasons specified in the Notice of Termination for Cause constitute Cause under this Paragraph 8(a), and that Executive's employment is terminated effective as of the date specified in the Notice of Termination for Cause. Executive's rights to receive his salary and benefits hereunder shall not be affected during the period between the receipt of the Notice of Termination for Cause and the determination, if any, by the Board that the reasons specified in such notice constituted Cause. For purposes of this Agreement, "Cause" means:

                 (i) Executive commits a breach of any material term of this Agreement, or any material obligation of the Corporation, and such breach constitutes gross negligence or willful misconduct and, if such breach is capable of being cured, Executive Fails to cure such breach within 30 days of notice of such breach;

                 (ii) Executive is convicted of, or pleads guilty or nolo contendere to a felony;

                 (iii) Executive's commission of any act that would cause any license of the Corporation or its subsidiaries or affiliates to be revoked, suspended, or not be renewed after proper application;

                 (iv) gross negligence in the performance of Executive's duties and responsibilities;

                 (v) refusal of Executive to follow proper and achievable written direction of the Board, provided that this shall not be Cause if Executive in good faith believes the direction to be illegal, unethical or immoral and so notifies the Board;



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                 (vi)    material fraud or dishonesty with regard to the
     Corporation (other than good faith expense account disputes); or

                 (vii) continuous refusal to attempt to perform Executive's responsibilities and duties after written notice.

              (b) Good Reason. Executive may terminate his employment at any time for any of the following reasons (each of which is referred to herein as "Good Reason") by giving the Corporation notice of the effective date of such termination (which effective date may be the date of such notice):

                 (i) the Corporation commits a breach of any material term of this Agreement and, if such breach is capable of being cured, the Corporation fails to cure such breach within 30 days of receipt of notice of such breach; or

                 (ii) a material change of position, duties or the assignments of duties materially inconsistent with Executive's position as Executive Officer of the Corporation.

              (c) Change in Control. Executive may, at his option, terminate his employment upon a "Change in Control." For purposes of this Agreement, "Change of Control" shall mean:

                 (i) the obtaining by any party of fifty percent (50%) of more of the voting shares of the Corporation pursuant to a "tender offer" for such shares as provided under Rule 14d-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any subsequent comparable federal rule or regulation governing tender offers; or

                 (ii) individuals who were members of the Board immediately prior to any particular meeting of the Corporation's shareholders which involves a contest for the election of directors fail to constitute a majority of the members of the Board following such election; or

                 (iii) the Corporation's executing an agreement concerning the sale of substantially all of its assets to a purchaser which is not a subsidiary; or

                 (iv) the Corporation's adoption of a plan of dissolution or liquidation;

                 (v) the Corporation's executing an agreement concerning a merger of consolidation involving the Corporation in which the Corporation is not the surviving corporation or if, immediately following such merger or consolidation, less than fifty percent 50%) of the surviving corporation's outstanding voting stock is held by persons who are stockholders of the Corporation immediately prior to such merger of consolidation.

              (d) Executive's Rights to Terminate. Executive may, at his option, terminate his employment hereunder for any reason upon 60 days' prior written notice to the Corporation.

              (e) Death. This Agreement shall terminate automatically upon Executive's death.

              (f) Disability. The term "Disability" as used in connection with termination of the employment of Executive shall mean the inability of Executive to substantially perform his material duties hereunder due to physical or mental disablement which continues for a period of six (6) consecutive months, during the term of employment (during which six (6) month period Executive's salary and benefits shall continue) as determined by an independent qualified physician mutually acceptable to the Corporation and Executive (or his personal representative).

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     Notwithstanding the above, in the event of  Disability, Executive shall be entitled to participate in and be covered by the Corporation's group health plan until Executive is able to obtain health insurance on substantially the same terms and conditions as provided in the Corporation's group health plan; provided, however, that if the Corporation's group health plan does not allow Executive and his dependents to continue coverage, then the Corporation and Executive agree to negotiate a mutually satisfactory alternative to provide Executive with the benefits intended by this Paragraph 8(f).

              (g) Without Cause. The Corporation may, at its option, terminate Executive's employment without Cause at any time upon written notice to Executive.

              (h) Date of Termination. For purposes of this Agreement, the term "Date of Termination" shall mean the date that any party gives notice, through action or otherwise, that it intends to terminate this Agreement pursuant to the terms hereof or the date, if any, specified by the terminating party in such notice as the effective date of termination; provided, however, with respect to termination for Cause, the Date of Termination shall be the date of receipt by Executive of written notice form the Board as required by Paragraph 8(a) hereof. In addition, where Executive gives notice to terminate this Agreement and the effective date of termination is other than the date the Corporation receives notice of termination, the Corporation reserves the right to accelerate the Termination Date to the date Executive notified the Corporation of his intent to terminate this Agreement.

     9.     OBLIGATIONS OF THE CORPORATION UPON TERMINATION.

                 (a)     Without cause or for Good Reason.  If the
     Corporation shall terminate Executive's employment without Cause or if Executive shall terminate his employment for Good Reason, this Agreement shall terminate without further obligation to Executive hereunder, other that the obligation (i) to continue to pay Executive in accordance with the Corporation's normal payroll payment procedures his Base Salary from the Date of Termination at the rate in effect on the Date of Termination through the next anniversary of the Effective Date; and (ii) to continue to provide Executive with the benefits set forth in Paragraph 4(a) through the next anniversary of the Effective Date.

                 (b) Voluntary. If Executive terminates his employment for other than Good Reason (a "Voluntary Termination"), this Agreement shall terminate without further obligation to Executive hereunder, other than the obligation (i) to continue to pay Executive in accordance with the Corporation's normal payroll payment procedures his Base Salary through the Date of Termination at the rate in effect on the Date Termination; and
     (ii) to continue to provide Executive with benefits of the type described in Paragraph 4(a) through the day preceding the Date of Termination.

                 (c) Cause. If Executive's employment shall be terminated by the Corporation for "Cause" the Corporation shall continue to pay Executive his Base Salary through the Date of Termination at the rate in effect upon the Date of Termination. Thereafter, the Corporation shall have no further obligation to Executive.

                 (d) Death. If Executive's employment is terminated by reason of Executive's death, the corporation shall pay to Executive's heirs or estate, the Base Salary at the rate in effect on the day preceding death through the next anniversary of the Effective Date, in one lump sum, payable within sixty days of the date of death.





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                 (e)     Disability.  If Executive's employment is terminated
     by reason of Disability, the Corporation shall (i) continue in accordance with the Corporation's normal payroll payment procedures to pay Executive his Base Salary form the Date of Termination at the rate in effect on the Date of Termination, through the next anniversary of the Effective Date; provided, however, that if an event or condition is determined to be the cause of Disability, by an independent qualified physician acceptable to Executive and the Corporation, and such event or condition occurs at any time in the last six months of the Term, then the Corporation shall continue to pay Executive his Base Salary in accordance with the Corporation's normal payroll procedures for a period of Six (6) months beyond the Term; and (ii) continue to provide Executive with benefits of the type described in Paragraph 4(a) through the next anniversary of the Effective Date; provided, however, that if the Corporation's group health plan does not allow Executive and his dependents to continue coverage, then the Corporation and Executive agree to negotiate a mutually satisfactory alternative to provide Executive with the benefits intended by this Paragraph 9(e).

                 (f) Change of Control. If Executive terminates his employment within 90 days following a Change of Control, the Corporation shall (i) continue in accordance with the Corporation's normal payroll payment procedures to pay Executive his Base Salary at the rate in effect on the Date of Termination through the next anniversary of the Effective Date; and (ii) continue to provide Executive with benefits of the type described in Paragraph 4(a) through the day preceding the Date of Termination.

     10. NON-COMPETITION. Executive acknowledges and recognizes the highly competitive nature of the Corporation and its affiliates and Executive accordingly covenants and agrees, that at all times for a period of twelve (12) consecutive months subsequent to the end of the Term or the Date of Termination, whichever occurs earlier, as follows:

                 (a) Executive will not directly or indirectly own, manage, operate, finance, join control or participate in the ownership, management, organization , financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with any business or enterprise engaged in a business the same as or substantially similar to the business of the Corporation and its affiliates except as a holder of fewer that 5% of the outstanding shares or other equity interests of a company whose shares or other equity interests are registered under Section 12 of the Exchange Act.

                 (b) Executive will not directly or indirectly induce any employee of the Corporation or any of its affiliates to engage in any activity in which Executive is prohibited from engaging by subparagraph (a) above or to terminate their employment with the corporation or any of its affiliates, and will not directly or indirectly employ or offer employment to any person who was employed by the Corporation or any of its affiliates unless such person shall have been terminated without cause or ceased to be employed by any such entity for a period of at least 12 months.

                 (c) Executive will not use or permit his name to be used in connection with any business or enterprise engaged in the business the same as or similar to Corporation or its affiliates or any other business engaged in by Corporation or any of its affiliates.

                 (d) Executive will not use the name of the Corporation or any name similar thereto, but nothing in this clause shall be deemed, by implication, to authorize or permit use of such name after expiration of such period.



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                 (e)     Executive will not make any statement or take any
     action intended to impair the goodwill or the business reputation of the Corporation or any of is affiliates, or to be otherwise detrimental to the interests of the Corporation or any of its affiliates, including any action or statement intended, directly or indirectly, to benefit a competitor of the Corporation or any of its affiliates, except as may be required by applicable law or by a local, state or federal regulatory agency.

                 (f) Executive will not (a) disclose any customer lists or any part thereof to any person, firm, corporation, association or other entity for any reason or purpose whatsoever; (b) assist in obtaining any of the Corporation's customers for any other similar business; (c) encourage any customer to terminate, change or modify its relationship with the Corporation; or (d) solicit or divert or attempt to solicit or divert the Corporation's customers.

                 (g) The Corporation shall have the right, subject to applicable law, to inform any other third party that the Corporation reasonably believes to be, or to be contemplating participating with Executive or receiving from Executive properties of the Corporation in violation of this Agreement and of the rights of the Corporation hereunder, and that participation by any such third party with Executive in activities in violation of this Paragraph 10 may give rise to claims by the Corporation against such third party;

                 (h) Executive and the Corporation agree that in light of the specialized nature of the industry and the national-customer base of the Corporation's business, that the restrictions set forth in this Paragraph 10 shall apply to Executive within the territory of the United States of America. It is expressly understood and agreed that although Executive and the Corporation consider the restriction contained in the Paragraph 10 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum intent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein; provided, however that the provisions of this Paragraph 10 shall not apply if Executive is terminated without Cause or Executive terminates for Good Reason.

                 (i) The failure of Executive to abide by the provisions of this Paragraph 10 shall be deemed a material breach of this Agreement. The primary purpose of the covenant not to compete is the Corporation's legitimate interest in protecting its economic welfare and business goodwill. The Corporation and the Executive further agree that this covenant shall in no way be construed as a mere limitation on competition nor shall it be construed as a restraint on Executive's right to engage in a common calling.

     11. PROPRIETARY INFORMATION. Executive agrees that at all times during the Term of this Agreement and after Executive is no longer employed by the Corporation, Executive shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit on any person, firm, association or company other than the Corporation, any Proprietary Information. "Proprietary Information" means information relating to the properties, prospects, products, services or operations of the Corporation or any direct or indirect affiliate thereof that is not generally known, is proprietary to the Corporation or such affiliate and is made known to Executive or learned or acquired by Executive while in the employ of the Corporation, including, by way of illustration, but not limitation, information

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concerning trade secrets, processes, structures, formulae, data and know-how, improvements, inventions, product concepts, techniques, marketing plans, strategies, forecasts, customer lists and information about the Corporation's employees and/or consultants (including, without limitation, the compensation, job responsibility and job performance of such employees and/or consultants). However, Proprietary Information shall not include (i) at the time of disclosure to Executive such information that was in the public domain or later entered the public domain other than as result of a beach of an obligation herein; or (ii) subsequent to disclosure to Executive, Executive received such information form a third party under no obligation to maintain such information in confidence, and the third party came into possession of such information other than as a result of a breach of an obligation herein. All materials or articles of information of any kind furnished to Executive by the Corporation or developed by Executive in the course of his employment thereunder are and shall remain the sole property of the Corporation; and if the Corporation requests the return of such information at any time during, upon or after the termination of Executive's employment hereunder, Executive shall immediately deliver the same to the Corporation.

     12. OWNERSHIP OF PROPRIETARY INFORMATION. Executive agrees that all Proprietary Information shall be the sole property of the Corporation and its assigns, and the Corporation and its assigns shall be the sole owner of all licenses and other rights in connection with such proprietary Information. At all times during the Term of this Agreement and after Executive is no longer employed by the Corporation, Executive will keep the strictest confidence and trust all Proprietary Information and will not use or disclose such Proprietary Information, or anything relating to such information, without the prior written consent of the Corporation, except as many be necessary in the ordinary course of performing his duties under this Agreement.

     13. DOCUMENTS AND OTHER PROPERTY. All materials or articles of information of any kind furnished to Executive in the course of his employment hereunder are and shall remain the sole property of the Corporation; and if the Corporation requests the return of such information at any time during, upon or after the termination of Executive's employment hereunder, Executive shall immediately deliver the same to the Corporation. Executive will not, without the prior written consent of the Corporation, retain any documents, data or property, or any reproduction thereof of any description, belonging to the Corporation or pertaining to any Proprietary Information.

     14. THIRD-PARTY INFORMATION. The Corporation from time to time receives from third parties confidential or proprietary information subject to a duty on the Corporation's part to maintain the confidentiality of such information and to use it only for certain limited purposes ("Third-party Information"). At all times, until after the later of (a) the Expiration Date, (b) the fifth anniversary of the Date of Termination or (c) the period of time the Corporation must maintain the Third-Party Information as confidential, Executive will hold Third-Party Information in the strictest confidence and will not disclose or use Third-Party Information except as permitted by the agreement between the Corporation and such third party.

     15. INTELLECTUAL PROPERTY. Any and all improvements, inventions, designs, ideas, works of authorship, copyrightable works, discoveries, trademarks, copyrights, trade secrets, formulae, processes, techniques, know-how, and data, whether or not patentable (collectively "Products"), made or conceived or reduced to practice or learned by Executive, either along or jointly with others, during the period of Executive's employment (whether or not during normal working hours) that are related to or useful in the actual or anticipated business of the Corporation, or result from tasks assigned Executive by the Corporation or result from Executive's use of premises or equipment owned, leased, or contracted for by the Corporation (a) during the period of this Agreement, or (b) within a period of one year after the Date of Termination, which may be directly or indirectly useful in, or relate to, the business of the Corporation, shall be promptly and fully disclosed by Executive to the Board and, if such intellectual property was

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made, developed or created pursuant to Executive's employment hereunder, such intellectual property shall be the Corporation's exclusive property as against Executive, and Executive shall promptly deliver to an appropriate representative of the Corporation as designated by the Board all papers, drawings, models, data and other material relating to any invention made, developed or created by him as aforesaid. Executive shall, at the request of the Corporation and without any payment therefor, execute any documents necessary or advisable in the opinion of the Corporation's counsel or direct issuance of patents or copyrights to the Corporation with respect to such Products as are to be the Corporation's exclusive property as against Executive or to vest in the Corporation title to such Products as against executive. The expense of securing any such patent or copyright shall be borne by the Corporation. Executive shall be compensated, in accordance with the Corporation's "Creative Awards" standard policy, for all Products created or developed by the Executive either prior to his employment (if delivered to the Corporation) or during the term of his Employment.

     16. EQUITABLE RELIEF. Executive acknowledges that, in view of the nature of the business in which the Corporation is engaged, the restrictions contained in paragraphs 10 through 15, inclusive (the "Restrictions") are reasonable and necessary in order to protect the legitimate interest of the Corporation, and that any violation thereof would result in irreparable injuries to the Corporation, and Executive therefor further acknowledges that, if Executive violates, or threatens to violate, any of the Restrictions, the Corporation shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which the Corporation may be entitled.

     17. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the successors and assigns of the Corporation. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation or otherwise) to all or a significant portion of its assets, by agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform this Agreement if no such succession had taken place. Regardless whether such agreement is executed, this Agreement shall be binding upon any successor of the Corporation in accordance with the operation of law and such successor shall be deemed the "Corporation," for purposes of this Agreement.

     18. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first-class certified mail, return receipt requested, postage prepaid, addressed as follows:

                 (a)     if to the Board or the Corporation, to:

                         Intercell Corporation
                         370 Seventeenth Street, Suite 3290
                         Denver, Colorado 80202
                         Attention: President

                 (b)     if to Executive:

                         Paul H. Metzinger
                         370 Seventeenth Street, Suite 3290
                         Denver, Colorado 80202

Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.


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     19.    ARBITRATION OF ALL DISPUTES.

                 (a) Any controversy or claim arising out of or relating to this Agreement or the breach thereof (including the arbitrability of any controversy or claim), shall be settled by arbitration in the City of Denver in accordance with the laws of the State of Colorado by three arbitrators, one of whom shall be appointed by the Corporation, one by Executive and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this paragraph 19. The cost of any arbitration proceeding hereunder shall be borne equally by the Corporation and Executive. The award of the arbitrators shall be binding upon the parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                 (b) If it shall be necessary or desirable for Executive to retain legal counsel and incur other costs and expenses in connection with the enforcement of any or all of his rights under this Agreement, and provided that Executive substantially prevails in the enforcement of such rights, the Corporation shall pay (or Executive shall be entitled to recover from the Corporation, as the case may be) Executive's reasonable attorneys' fees and costs and expenses in connection with the enforcement of his rights including the enforcement of any arbitration award.

     20. NO ASSIGNMENT. Except as otherwise expressly provided herein, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

     21. EXECUTION IN COUNTERPARTS. This Agreement may be executed by parties hereto in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument. The facsimile signature of any party to this Agreement shall be considered an original signature of such person.

     22. JURISDICTION AND GOVERNING LAW. Jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the State of Colorado, and this Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Colorado, other than the conflict of laws provisions of such laws.

     23. SEVERABILITY. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

     24. ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties hereof, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto.

     25. HEADINGS DESCRIPTIVE. The headings of the several paragraphs of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.



                              INTERCELL CORPORATION


                              By:  /s/ Thomas W. Vander Stel
                                   ________________________________
                                   Thomas W. Vander Stel, Chief
                                   Financial Officer

                              EXECUTIVE


                              By:  /s/ Paul H. Metzinger
                                   __________________________
                                   Paul H. Metzinger












































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